DEPARTMENT OF COMMERCE
Heber M. Wells Building, 2ND Floor
160 EAST 300 SOUTH
SALT LAKE CITY, UTAH 84114

BEFORE THE DIVISION OF SECURITIES
OF THE DEPARTMENT OF COMMERCE
OF THE STATE OF UTAH

IN THE MATTER OF: **ProLUNG, INC.,** **JARED BAUER** **CLARK A. CAMPBELL** **TIM TREAU,** **TODD MARK MORGAN,** and **ROBERT W. RAYBOULD** Respondents.	**ORDER OF DISMISSAL** Case No. **SD-19-0014** **SD-19-0015**

On January 13, 2020, the respondents, ProLung, Inc. and Jared Bauer, through legal counsel, entered into a Stipulation with the Division of Securities (the "Division"), through its legal counsel, to dismiss from these proceedings ProLung, Inc. and Jared Bauer with respect to the claims of Count I of the Order to Show Cause.

Based upon this stipulation, the Stipulation and Consent Order entered into between ProLung, Inc. and the Division with regard to Count 4 of the Order to Show Cause, and the Stipulations and Consent Orders with the remaining respondents, all proceedings in the foregoing matter are at an end.

ORDER

Based on the foregoing considerations,

IT IS HEREBY ORDERED that the claims of Count 1 of the Order to Show Cause in this proceeding are dismissed with prejudice as to ProLung, Inc. and Jared Bauer.

DATED January 15th, 2020.

UTAH DEPARTMENT OF COMMERCE

Bruce L. Dibb, Presiding Officer

CERTIFICATE OF SERVICE

I hereby certify that I have this 15th day of January, 2020, served the foregoing on the parties of record in this proceeding set forth below by email to:

ProLung, Inc., through counsel
Robert S. Clark
Chad S. Pehrson
Stephen C. Mouritsen
PARR BROWN GEE & LOVELESS
101 South 200 East, Suite 700
Salt Lake City, UT 84111
rclark@parrbrown.com
cpehrson@parrbrown.com
smouritsen@parrbrown.com

Jared Bauer, through counsel
Mark J. Griffin
757 E. South Temple #150
Salt Lake City, UT 84102
mjgriffins@gmail.com

the Division:

Thomas M. Melton, AAG
Jennifer Korb, AAG
tmelton@agutah.gov
jkorb@agutah.gov

Sabrina Afridi
safridi@utah.gov

/s/ Bruce L. Dibb